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CUSIP NO. 67082B 10 5              SCHEDULE 13D                    Page 38 of 39

                                                                    EXHIBIT 7(c)

                             JOINT FILING AGREEMENT

            THIS JOINT FILING AGREEMENT is made as of this 30th day of October, 2001 by and among the undersigned parties.

            WHEREAS, pursuant to Rules 13d-1 and 13d-2 of the Securities and Exchange Commission (the "SEC"), under the Securities Exchange Act of 1934, as amended (the "Act"), each of the undersigned parties is obligated to file with the SEC, and from time to time to file with the SEC amendments to, a Schedule 13D relating to shares of the Common Stock, $.01 par value, of OAO Technology Solutions, Inc., a Delaware corporation.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

            The parties, from time to time, will file one statement containing the information required by Schedule 13D on behalf of each of them in satisfaction of the obligation of each of them under Rules 13d-1 and 13d-2 of the SEC. Each party is responsible for the completeness and accuracy of only that information relating to him or its respective executive officers and directors and controlling persons, and is not responsible for the completeness or accuracy or any information concerning any other party. The execution of any statement by each party shall constitute a representation by such party that it neither knows nor has reason to believe that any information concerning any other party contained in such statement is inaccurate at the time of such execution.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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CUSIP NO. 67082B 10 5              SCHEDULE 13D                    Page 39 of 39

            IN WITNESS WHEREOF, the undersigned have signed this Agreement or caused this Agreement to be executed by its duly authorized officers as of the date first above written.

         TERRAPIN PARTNERS HOLDING COMPANY LLC


         By: /s/ Louis N. Mintz                         October 30, 2001
             ------------------------------
             Louis N. Mintz
             Authorized Person

             /s/ John F. Lehman
             ------------------------------             October 30, 2001
             John F. Lehman

             /s/ Donald Glickman
             ------------------------------             October 30, 2001
             Donald Glickman

             /s/ George Sawyer
             ------------------------------             October 30, 2001
             George Sawyer

             /s/ Louis N. Mintz
             ------------------------------             October 30, 2001
             Louis N. Mintz